Exhibit 99.1

ASX Announcement

2 August 2022

Half Year 2022 Results webcast details

Coronado Global Resources Inc. (ASX: CRN) will report its Half Year 2022 Results on Tuesday 9 August 2022, commencing at 10.00am (AEST) | Monday 8 August at 8pm (EST). The presentation will be hosted by Mr Gerry Spindler, Managing Director and Chief Executive Officer and Mr Gerhard Ziems, Group Chief Financial Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link:

Coronado Global Resources Inc. 2022 Half Year Results Presentation

CONFERENCE CALL DETAILS

Alternatively, if you would like to join by telephone, please click on the link below to pre-register. Upon clicking register you will be redirected to the registration page (as below). Here you will be provided with a dial in number, passcode and unique access PIN after registering.

Coronado Global Resources 2022 HY Results Conference Call Registration

The webcast and presentation will be recorded and made available on Coronado’s website www.coronadoglobal.com shortly after the meeting.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

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For further information please contact:

Investors Andrew Mooney Vice President Investor Relations & Communications P: +61 458 666 639 E: amooney@coronadoglobal.com	Media Helen McCombie Citadel Magnus P: +61 411 756 248 E: hmccombie@citadelmagnus.com

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com